UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

IREN LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 001-41072

Australia	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Level 5, 55 Market Street, Sydney, NSW 2000 Australia
(Address of principal executive offices, including zip code)

+61 2 7906 8301
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	IREN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Financing Agreements

Following previous disclosure by IREN Limited (the “Parent”), IE US Hardware 3 LLC (“Hardware 3”), a wholly owned subsidiary of the Parent, has entered into certain financing agreements, each dated May 29, 2026 (collectively, the “Financing Agreements”), for an aggregate financing of approximately $3.6 billion, comprised of (i) an approximately $1.5 billion delayed draw term loan facility (the “DDTL”) pursuant to a credit agreement (the “Credit Agreement”) among Hardware 3, as borrower (in such capacity, the “Borrower”), CSC Delaware Trust Company, as administrative agent (in such capacity, the “Administrative Agent”), Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and the lenders party thereto (the “Lenders”); (ii) $2.1 billion aggregate principal amount of Hardware 3’s 5.96% senior notes due December 31, 2031 (the “Notes”) pursuant to a note purchase agreement (the “Note Purchase Agreement”) among Hardware 3, as issuer (in such capacity, the “Issuer”), CSC Delaware Trust Company, as intercreditor agent (in such capacity, the “Intercreditor Agent”), collateral agent (in such capacity, the “Collateral Agent”) and note agent, and the purchasers party thereto (the “Purchasers”); and (iii) a common terms agreement (the “Common Terms Agreement”) among Hardware 3, the Intercreditor Agent, the Administrative Agent, the Collateral Agent, the Lenders and Purchasers party thereto and each other person that may become party from time to time, which provides terms applicable to both the Credit Agreement and the Note Purchase Agreement. The Financing Agreements were entered into to partially fund the acquisition of the GPU infrastructure and other costs to support Hardware 3’s agreement dated November 2, 2025 (the “Microsoft Contract”) with Microsoft Corporation (“Microsoft”) to provide dedicated GPU services in tranches at data center facilities located in Childress, Texas.

Availability and Maturity

Borrowings under the DDTL and issuances of Notes will be made in tranches, and are available until May 29, 2027, subject to certain extensions (the “Delayed Draw Availability Period”). The maturity date for borrowings under the DDTL and the Notes is December 31, 2031, or such earlier date as the final service fee with respect to all tranches under the Microsoft Contract shall have been paid in full.

Interest, Commitment Fees and Amortization

Borrowings under the DDTL bear interest at a per annum rate equal to term SOFR plus a margin of 2.25%. The Borrower is also required to pay a commitment fee of 0.40% per annum on the undrawn portion of the DDTL commitments during the Delayed Draw Availability Period. The Notes bear interest at a fixed rate of 5.96% per annum.

Principal amounts outstanding under each tranche of the DDTL and the Notes amortize in accordance with applicable amortization schedules.

Guarantees and Security

On May 29, 2026, the Parent, as Guarantor, entered into Limited Parent Guarantees (the “Parent Guarantees”) with the Collateral Agent with respect to certain obligations. Such guarantees are limited to (a) the performance by IE US Development Holdings 3 Inc. (a wholly owned subsidiary of the Parent), as manager, of its obligations to Hardware 3 under a managed services agreement dated as of May 29, 2026, for the term of the Financing Agreements (the Parent does not, under this guarantee, guarantee any obligations of Hardware 3), and (b) any shortfall in Hardware 3’s payment obligations attributable to a tranche of GPU services that Microsoft does not accept or terminates, to the extent not satisfied through Hardware 3’s exercise of a right to dispose of, or remarket, the relevant GPU infrastructure.

The obligations of Hardware 3, in its capacities as Borrower and Issuer, are secured by all its assets, including the GPUs acquired by Hardware 3 to service the Microsoft Contract, a pledge of 100% of the equity interest in Hardware 3, and the cash flows to be generated from the Microsoft Contract.

Covenants and Events of Default

The Financing Agreements contain customary affirmative and negative covenants, including restrictions on additional indebtedness, liens, investments, mergers and asset sales, restricted payments, affiliate transactions and amendments or adverse actions with respect to material project contracts. The Common Terms Agreement also requires Hardware 3 to maintain a debt service coverage ratio of at least 1.05:1.00, tested as of each quarterly determination date, subject to certain equity cure rights.

The Financing Agreements also contain customary mandatory and optional prepayment rights, including, in the case of the Credit Agreement, in the event that the debt service coverage ratio falls below 1.10:1.00 for six consecutive months, the projected debt service coverage ratio for the third and fourth tranches would be below 1.20:1.00, or the loan-to-cost ratio exceeds 65%.

The Financing Agreements also contain customary events of default, the occurrence of which could result in the outstanding borrowings and accrued interest to become or be declared due and payable.

Hedge Agreements

Hardware 3 has entered into hedge agreements with respect to (a) the interest rate under the DDTL, initially with JPMorgan Chase Bank, N.A., and J. Aron & Company LLC (an affiliate of Goldman Sachs) (together, the “Hedge Counterparties”), for an aggregate amortizing notional balance not greater than 105% and not less than 85% of the aggregate expected amortization profile of the borrowings, and (b) power, with the Hedge Counterparties, to hedge the cost of energy to Hardware 3. The hedges are temporarily guaranteed by the Parent, until they are transitioned to a secured hedge structure under the Financing Agreements.

The foregoing descriptions of the Financing Agreements, the DDTL, the Notes and the Parent Guarantees do not purport to be complete and are qualified in their entirety by reference thereto. Copies of the Credit Agreement, the Note Purchase Agreement, the Common Terms Agreement and the Parent Guarantees will be filed as exhibits to the Parent’s annual report on Form 10-K for the fiscal year ended June 30, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IREN LIMITED

	By:	/s/ Daniel Roberts
Daniel Roberts
Co-Chief Executive Officer and Director
Date: June 1, 2026